Exhibit 32.1
CERTIFICATIONS PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO SECTION 906 OF
THE SARBANES-OXLEY ACT OF 2002
In connection with the Quarterly Report on Form 10-Q of Sunrise Realty Trust, Inc. (the “Company”) for the period ending September 30, 2025, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned, Brian Sedrish, Chief Executive Officer of the Company, hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 that:
1.The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
2.The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: November 13, 2025

	By:	/s/ Brian Sedrish
Brian Sedrish
Chief Executive Officer and Director
(Principal Executive Officer)
*A signed original of this written statement required by Section 906 has been provided to Sunrise Realty Trust, Inc. and will be retained by Sunrise Realty Trust, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.